EXHIBIT 16.1

October 31, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read the change in independent registered public accounting firm disclosure pursuant to Item 304 of Regulation S-K, captioned “Change in Accountants” in the Registration Statement on Form S-1 of ServiceNow, Inc. dated October 31, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP